PARTICIPATION AGREEMENT
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A Production Specialties Company ("Production") has entered into a farm out agreement dated January 1, 2001 with Greka AIM Inc., Nahama Natural Gas, and George Froley ("Farmors") and Production has further farmed out to Brothers Oil and Gas Inc. ("Brothers") a portion of Production's interest by agreement dated March 19,2001 and Brothers further farmed a portion of this interest to Andromeda Investments Ltd.(Andromeda").

B Andromeda offers to Micron Enviro Systmes Inc. ("Micron") the option to participate in a 5% working interest as set out in Exhibit A and subject to the following terms and conditions:
        1) Payment of 5,00,000 common shares on or before 12:00 noon on Aug. 7, 2001. This payment funds the estimated dryhole cost of the initial test well on Block A as well as all land and 3-D selsmic costs to date estimated at $2,000,000 US.
        2) Micron earns:
                a) Initial test well Block A, Micron pays 100% of initial test well to earn 37% net revenue interest until payout of intial well. After payout farmors back into as to 25% working interest. Subsequent development wells will be drilled earning Micron 28.125% net revenues interst.
                b) Ininital test well Block B, Micron has option to participate by paying 50% working interest to earn 18.75% net revenue before and after payout. Subsequent development wells to be drilled on the same basis.

C All parties agree

        1) To execute a mutually satisfactory 1982 AAPL Form 610 operating agreement naming Production or its nominee as operator. This agreement will contain "custom of the trade" provisions.
        2) To execute such other agreements as are deemed resonable and necessary to implement the intent of these aagreements.

D Optionees represent:

        1)They have recieved adaquate information on which to base their participation.
        2)They agree that in the event of any failure to pay their full share of the inital test well payment and or any drilling cost overruns, Andromeda may, at its option, cancel these agreements and retain funds advanced as liquidated damages.

          All net revenue interest caloulations based on 20% landowner royalty and 5% override to Brothers and Production. If land owner royalty is higher or lower net revenue will be adjusted accordingly.


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                                    Exhibit A
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Lessors: Greka AM Nahama Energy, George Froley

Acreage: 8000 acres+ located in Fresno County, California

Micron: have full access to 3D seismic, conventional seismic, and other geogical data upon which to carry out due diligence.

Farm out terms (100%) interst

a) Non refundable depost on signing agreements:            $  50,000 US

b) Payment for completion of satisfactoy due dilligence:   $ 300,000 US

c) Estimated dry hole and lease payment due on or about    $ 991,200 US
   March:                                                  ------------

                                                           $1,341,200 US
                                                           -------------

Production Specialties or Nominee to be operator of this prospect:

Initial Test Well#1 (pool A)

a) Optionees pay 100% working interest to earn 74% net revenue interest before payout. After payout, Greka et al back in for a 25% working interest and related net revenue interest.

b) On subsequent wells, in Pool A, drilling and earning will be on a heads up (75%) working interest Optionees/25% working interest Greka et al.) Optionees will earn 28.125% net revenue interest before and after payout.

Intial Test Well #2 (Poool B)

a) 180 days after the completion of a successful test well on Pool A, a second test well will be spudded with Optionees having a 50% working interest and Greka et al a 50% working interest.

b) All subsequent wells on this pool will also be a 50/50 heads up basis


OPTIONOR

/s/ (unintelligible)    May 29, 2001
Brott Lunited - Director
Andrometla investments Limited
Buckingham Square
Penthouse
7 Mile Beach
West Bay Road
Grand Caymen, Caymen Islands


OPTIONEE

/s/ (unintelligible)    May 29, 2001
Rod Hope- President
Micron Enviro Systems inc.
5844 South Pecos Road
Las Vegas, nevada
89120